Form C

Cover Page

Name of issuer:

Neurohacker Collective, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: WY

Date of organization: 12/11/2015

Physical address of issuer:

179 Calle Magdalena
Encinitas CA 92024

Website of issuer:

http://neurohacker.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$800,000.00

Deadline to reach the target offering amount:

7/31/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

16

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,320,844.00	$740,455.00
Cash & Cash Equivalents:	$287,036.00	$193,043.00
Accounts Receivable:	$89,549.00	$57,084.00
Short-term Debt:	$1,205,864.00	$624,140.00
Long-term Debt:	$725,000.00	$500,000.00
Revenues/Sales:	$6,624,934.00	$4,925,699.00
Cost of Goods Sold:	$2,244,234.00	$2,044,315.00
Taxes Paid:	$18,981.00	$0.00
Net Income:	($908,863.00)	($2,129,494.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Neurohacker Collective, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Daniel Schmachtenberger	Chief Strategy Officer	Neurohacker Collective	2015
Jordan Greenhall	Executive Chairman	Neurohacker Collective	2015
James Schmachtenberger	CEO	Neurohacker Collective	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Hakan Lindskog	Chief Operating Officer	2017
Mark How	Chief Revenue Officer	2017
Daniel Schmachtenberger	Chief Strategy Officer	2015
Jordan Greenhall	Executive Chairman	2015
Shawn Ramer	Senior Vice President	2017
James Schmachtenberger	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Crest Industries, LLC (Controlled by Jordan Greenhall)	2800000.0 Founder's Units	29.24
Brilliance Consulting, Inc (controlled by James Schmachtenberger)	3169481.0 Founder's Units	33.1
Critical Path Strategies Inc. (Controlled by Daniel Schmachtenberger)	2555859.0 Founders' Units	26.69

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our products are subject to government regulation, both in the United States and abroad, which could increase our costs significantly and limit or prevent the sale of our products
The manufacture, packaging, labeling, advertising, promotion, distribution, and sale of our products are subject to regulation by numerous national and local governmental agencies in the United States and other countries. The primary regulatory bodies in the United States are the FDA and the FTC, and we are also subject to similar regulators in other countries. Failure to comply with these regulatory requirements may result in various types of penalties or fines. These include injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Individual states also regulate nutritional supplements. A state may interpret claims or products presumptively valid under federal law as illegal under that state's regulations. In markets outside the United States, we are usually required to obtain approvals, licenses, or certifications from a country's ministry of health or comparable agency, and comply with local labeling and packaging regulations, all of which vary from country to country. Approvals or licensing may be conditioned on reformulation of products or may be unavailable with respect to certain products or product ingredients. Any of these government agencies, as well as legislative bodies, can change existing regulations, or impose new ones, or could take aggressive measures, causing or contributing to a variety of negative consequences, including:

requirements for the reformulation of certain or all products to meet new standards,
the recall or discontinuance of certain or all products,
additional record keeping,
expanded documentation of the properties of certain or all products,
expanded or different labeling,
adverse event tracking and reporting, and
additional scientific substantiation.

Any or all of these requirements could have a material adverse effect on us. There can be no assurance that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on us.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Varying state laws
Although the federal government has the right to regulate our products, which it has in fact done, state and municipal governments may adopt additional laws and regulations that further negatively affect our business. States that currently have laws that regulate certain aspects of our products, could, in the future, reverse course and adopt new laws that further regulate or negatively affect the nutraceutical industry. These state laws, like the federal laws, may adversely affect our ability to do business, and adverse enforcement actions under these laws may lead to costly litigation and a closure of our businesses, which, in turn, could significantly and negatively impact our business, operations and financial condition.

Regulation is dependent on the federal and/or state government or particular divisions thereof and is subject to change and differing interpretation by regulators.
Regulation of our market is complex and there is no guarantee that our suppliers, marketing channels or government regulators will not interpret regulations or policies in such a way as to cause a disruption in our business. Such interpretations can interrupt our supply chain as these parties undertake scrutiny of raw materials and components of raw materials and products, causing certain suppliers or us to discontinue, change or suspend the sale of certain ingredients or components. Such interpretations can also interrupt our product and marketing efforts if we are required to change our marketing approach or modify our product. If this happens, the results could have negative implications for the operations and profitability of the business.

We are dependent upon the uninterrupted and efficient operation of our facilities. Those operations are subject to power failures, the breakdown, failure or substandard performance of equipment, the improper installation or operation of equipment, natural or other disasters and the need to comply with the requirements or directives of government agencies, including the FDA. There can be no assurance that the occurrence of these or any other operational problems at our facilities would not have a material adverse effect on our business, financial condition and results of operations.

We face intense competition from competitors that are larger, more established and that possess greater resources than we do, and if we are unable to compete effectively, we may be unable to maintain sufficient market share to sustain profitability.
Numerous manufacturers and retailers compete actively for consumers. There can be no assurance that we will be able to compete in this intensely competitive environment. In addition, similar products can be purchased in a wide variety of channels of distribution. These channels include the Internet. Additional national or international competitors could enter the market at any time and may seek in the future to enter or to increase their presence in the nutraceutical industry. Increased competition in either or both could have a material adverse effect on us.

We may not be able to adequately protect our intellectual property rights.
Given the importance of brand recognition to our business, we have invested considerable effort in seeking trademark protection for our core brands, including the Qualia family of brands. However, we cannot be certain that the steps we have taken will be sufficient to protect our intellectual property rights in our brands adequately or that third parties will not infringe upon or misappropriate any such rights. Our trademark registrations and applications can potentially be challenged and cancelled or narrowed. Currently, our rights to the Qualia trademark are being challenged by a third party.

Moreover, some of the countries in which we operate offer less protection for, and may subject these rights to higher risks, than is the case in Europe or North America. In addition, it is costly to litigate in order to protect any of our intellectual property rights. If we are unable to prevent third parties from infringing or misappropriating these rights in our core products or brands, including our Qualia family of brands, our future financial condition and our ability to develop our business could be materially adversely affected.
Other companies have from time to time taken, and may in the future take, actions that we believe violate our intellectual property rights and we may decide to enforce our rights against such actions. Uncertainties inherent in such litigation make the outcome and associated costs difficult to predict. If unsuccessful, the legal actions could result in the invalidation of some of our intellectual property rights, which could materially adversely affect our business.

We rely upon a combination of security measures, confidentiality policies, contractual arrangements and trade secret laws to protect our proprietary formulae and other valuable trade secrets. We may also rely upon patent, copyright and trademark laws to further protect our intellectual property rights. We cannot, however, be certain that the steps we take will prevent the development and marketing of similar, competing products and services by third parties. Any future patents that we obtain may not be sufficiently broad to protect us against third parties with similar products or to provide us with a competitive advantage. Moreover, our patents can potentially be challenged and narrowed or invalidated. Trade secrets are difficult to protect, and despite our efforts may become known to competitors or independently discovered. The confidentiality agreements we rely upon with our employees, customers, contractors and others may be breached, and we may not have adequate remedies for such breach. Failure to adequately protect our valuable intellectual property from being infringed or misappropriated could materially adversely affect our business.

The nutraceutical industry increasingly relies on intellectual property rights and although we seek to ensure that we do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us, which claims may result in substantial costs and diversion of management and other resources and could have a material adverse effect on our business, financial condition and operating results.
Recently it has become more and more common for suppliers and competitors to apply for patents or develop proprietary technologies and processes. We seek to ensure that we do not infringe the intellectual property rights of others, but there can be no assurance that third parties will not assert intellectual property infringement claims against us. These developments could prevent us from offering or supplying competitive products or ingredients in the marketplace. They could also result in litigation or threatened litigation against us related to alleged or actual infringement of third-party rights. If an infringement claim is asserted or litigation is pursued, we may be required to obtain a license of rights, pay royalties on a retrospective or prospective basis or terminate the manufacturing and marketing of our products that are alleged to have infringed. Litigation with respect to such matters could result in substantial costs and diversion of management and other resources and could have a material adverse effect on our business, financial condition and operating results.

We may be required to defend ourselves against intellectual property claims from third parties, which could harm our business.
Regardless of merit, there are third-party patents that may cover our products. Third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If a third party asserts that our products or services are infringing upon its intellectual property, these claims could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages and/or prevent us from selling our products. Even if we were to prevail against such claims, any litigation regarding intellectual property could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations. Furthermore, as a result of an intellectual property challenge, we may find it necessary to enter into royalty licenses or other costly agreements, and we may not be able to obtain such agreements at all or on terms acceptable to us. As an example, in January 2018 we entered into a license agreement for an ingredient that resulted in a meaningful price increase for that specific ingredient.

Our success depends on attracting and retaining qualified personnel in a competitive environment.
Our business strategy and future success depends, in part, upon our ability to attract, hire and retain highly-skilled managerial, professional service, sales, development, marketing, accounting, administrative, information technology, science, research and infrastructure-related personnel in a competitive environment, who are critical to our business functions. The market for highly-skilled employees is competitive in the labor markets in which we operate. Our business could be materially adversely affected if we are unable to retain key employees or recruit qualified personnel in a timely fashion, or if we are required to incur unexpected increases in compensation costs to retain key employees or meet our hiring goals. If we are not able to retain and attract the personnel that we require, or we are not able to do so on a cost-effective basis, it could be more difficult for us to sell and develop our products and services and execute our business strategy.

The alternative health industry faces strong opposition.
Although recent public opinion appears to support holistic approaches to health, including nutraceuticals, it is believed that well-funded, significant businesses may have a strong economic opposition to the nutraceutical industry as currently formed. This could result in lobbying and other activities aimed at halting or rolling back the nutraceutical movement which could have a significant and negative impact on the nutraceutical industry and, consequently, on our business, operations and financial condition.

We derive a significant percentage of our revenues from one marketing channel.
The loss of this channel could materially adversely affect our financial performance.
Our products are sold principally directly to customers and revenues attributable to one marketing channel, Facebook, Inc. (“Facebook”), accounted for up to 40% of our gross sales for the trailing six months. If this channel ceases doing business with us or if we encounter any difficulties in our relationship with Facebook, our business could be materially adversely affected.

We are highly dependent upon consumers' perception of the safety and quality of our products as well as similar products distributed by other companies in our industry, and adverse publicity and negative public perception regarding particular ingredients or products or our industry in general could limit our ability to increase revenue and grow our business.
Decisions about purchasing made by consumers of our products may be affected by adverse publicity or negative public perception regarding particular ingredients or products or our industry in general. This negative public perception may include publicity regarding the legality or quality of particular ingredients or products in general or of other companies or our products or ingredients specifically. Negative public perception may also arise from regulatory investigations, regardless of whether those investigations involve us. We are highly dependent upon consumers' perception of the safety and quality of our products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that such products may be harmful could have a material adverse effect on us, regardless of whether these reports are scientifically supported. Publicity related to nutritional supplements may also result in increased regulatory scrutiny of our industry. Adverse publicity may have a material adverse effect on our business, financial condition, results of operations and cash flows. There can be no assurance of future favorable scientific results and media attention or of the absence of unfavorable or inconsistent findings.

Our success depends on sustaining the strength of our brands, particularly our Qualia brand.
The Qualia brands accounted for 100% of our net sales for the last twelve months. The willingness of consumers to purchase our products depends upon our ability to offer attractive brand value propositions. This in turn depends in part on consumers attributing a higher value to our products than to alternatives. If the difference in the value attributed to our products as compared to those of our competitors narrows, or if there is a perception of such a narrowing, consumers may choose not to buy our products. If we fail to promote and maintain the brand equity of our products across each of our markets, then consumer perception of our products' quality may be diminished and our business could be materially adversely affected. Our ability to maintain or improve our brand value propositions will impact whether these circumstances will result in decreased market share and profitability.

Sales of our products are subject to changing consumer preferences, and our success depends upon our ability to predict, identify and interpret changes in consumer preferences and develop and offer new products rapidly enough to meet those changes.
Our success depends on our ability to predict, identify and interpret the tastes, habits and needs of consumers and to offer products that appeal to those preferences. If we do not succeed in offering products that consumers want to buy, our sales and market share will decrease, resulting in reduced profitability. If we are unable to predict accurately which shifts in consumer preferences will be long lasting, or to introduce new and improved products to satisfy those preferences, our sales will decline. In addition, given the variety of cultures and backgrounds of consumers in our consumer base, we must offer a sufficient array of products to continue to maintain our brand and competitive position. As such, we must be successful in developing innovative products across our product categories.

Resources devoted to research and development may not yield new products that achieve commercial success.
Our ability to develop new products depends on, among other factors, our ability to deliver novel and effective applications of psychoneuropharmacology using complex stacks of nutritional supplements. These formulations require significant investment in research and development and testing of new ingredients and new production processes. We devote significant resources to investment in research and development in order to gain a deep understanding of the mind body interface. The research and development process is expensive, prolonged and entails considerable uncertainty. Development of a new product, from discovery through testing to initial product launch, typically takes between one and three years. Each of these periods varies considerably from product to product and country to country. Because of the complexities and uncertainties associated with research and development, products that we are currently developing may not complete the development process or obtain the regulatory approvals required for us to market such products successfully. We cannot assure you that any of our products currently in our development pipeline will be commercially successful.

If we experience product recalls, we may incur significant and unexpected costs, and our business reputation could be adversely affected.
We may be exposed to product recalls and adverse public relations if our products are alleged to cause injury or illness, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures, which would reduce operating profit and cash flow. In addition, a product recall may require significant management attention. Product recalls may hurt the value of our brands and lead to decreased demand for our products. Product recalls also may lead to increased scrutiny by federal, state or international regulatory agencies of our operations and increased litigation and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We may experience product liability claims and litigation to prosecute such claims, and although we maintain product liability insurance, which we believe to be adequate for our needs, there can be no assurance that our insurance coverage will be adequate or that we will be able to maintain adequate insurance coverage.
As a manufacturer and a distributor of products for human consumption, we experience product liability claims and litigation to prosecute such claims. Additionally, the manufacture and sale of these products involves the risk of injury to consumers as a result of tampering by unauthorized third parties or product contamination. If insurance coverage is inadequate or unavailable or premium costs continue to rise, we may face additional claims not covered by insurance, and claims that exceed coverage limits or that are not covered could have a material adverse effect on us.

We may become party to a number of lawsuits that arise in the ordinary course of business in the future.
We may become party to a number of lawsuits that arise in the ordinary course of business in the future. The possibility of such litigation, and its timing, is in large part outside our control. Some of these lawsuits may involve class action claims, which by virtue of involving a large number of potential class members, may require increased costs of defense and risk. While no current lawsuits in which we are involved exist as of the date of this filing, it is possible that future litigation could arise, that could have material adverse effects on us.

Adverse economic conditions may harm our business.
Inflation or other changes in economic conditions that affect demand for nutritional supplements and nutraceutical products could adversely affect our revenue. Uncertainty about current global economic conditions poses a risk as consumers and businesses may postpone spending in response to tighter credit markets, negative financial news and/or declines in income or asset values, each of which could have a material negative effect on the demand for our products. Other factors that could influence demand include conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on demand for our products and on our financial condition and operating results.

We have a limited operating history.
We are a new company, in a relatively new market and we have no previous experience managing an entity, similar to our company, that operates in the nutraceutical industry. The likelihood of the success of our company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business enterprise and the new industry in which our company operates.

The nutraceutical industry is a relatively new industry that, as a whole, may not succeed. If that happens, there may not be an adequate demand for our company to succeed. As a relatively new industry, there are few established players whose business models our company can follow or build upon. Similarly, there is limited information about comparable companies available for potential investors to review in making a decision about whether to invest in our business.

Potential investors should further consider, among other factors, our company's prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. Should such risks arise, our company might not be able to successfully address these risks and uncertainties or successfully implement the company's business plan. If our company fails to do so, such failure could have a significant and negative impact on the company's business, operations and financial condition.

We may experience liabilities or negative effects on our reputation as a result of real or perceived quality issues, including product recalls, injuries or other claims.
Whether real or perceived, contamination, spoilage or other adulteration, product misbranding or product tampering could require us to recall products. While such recalls have not occurred in the past, we cannot assure you that such material product recalls will not occur in the future. We may also be subject to liability if our products or operations violate or are alleged to violate applicable laws or regulations or in the event our products cause, or are alleged to cause, injury, illness or death. Whether real or perceived, reports or allegations of inadequate product quality control with respect to other manufacturers of similar products also could adversely impact sales of our products. In addition, we advertise our products and could be the target of claims relating to false or deceptive advertising under U.S. Federal and state laws as well as foreign laws, including consumer protection statutes of some states. A significant product liability or other legal claim or judgment against us or a widespread product recall may negatively impact our profitability. Even if a product liability or consumer fraud claim is unsuccessful or is not merited or fully pursued, the negative publicity surrounding such assertions regarding our products or processes could materially adversely affect our reputation and brand image and therefore our business.

Our success is dependent on the accuracy, reliability, and proper use of sophisticated and dependable information processing systems and management information technology and any interruption in these systems could have a material adverse effect on our business, financial condition and results of operations.
Our success is dependent on the accuracy, reliability and proper use of sophisticated and dependable information processing systems and management information technology. Our information technology systems are designed and selected in order to facilitate order entry and customer billing, maintain customer records, accurately track purchases and incentive payments, manage accounting, finance and manufacturing operations, generate reports, and provide customer service and technical support. Any interruption in these systems could have a material adverse effect on our business, financial condition and results of operations. Like other companies, our information technology systems may be vulnerable to a variety of interruptions due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, cybersecurity breaches and other security issues. It is impossible to foresee and protect against all possible failure or breach scenarios whether malicious or accidental. A security breach or interruption could occur due to the actions of outside parties, employee error, hardware or software failures, malfeasance or a combination of these and other actions. Such a breach or interruption in information technology equipment or systems could result in a loss of competitive sensitive business information, disruptions to business operations, damage to our reputation, financial exposure in connection with remediation efforts, investigations, legal proceedings and additional expenses required to mitigate the exposed risk to the systems.

Commodity price increases will increase our operating costs and may reduce our profitability.
Commodity prices impact our business directly through the cost of raw materials used to make our products, the cost of inputs used to manufacture and ship our products (such as crude oil and energy) and the amount we pay to produce or purchase packaging for our products (such as cardboard and plastic). Commodities such as these are susceptible to price volatility caused by conditions outside of our control, including fluctuations in commodities markets, currency fluctuations and changes in governmental programs. If, as a result of consumer sensitivity to pricing or otherwise, we are unable to increase our prices to offset the increased cost of commodities, we may experience lower profitability and we may be unable to maintain historical levels of productivity.

As a part of our business strategy, we may make acquisitions. These acquisitions could disrupt our operations and harm our operating results.
An element of our strategy includes expanding our product offerings, and gaining access to new technology, skills and other resources through strategic acquisitions when attractive opportunities arise. Acquiring additional businesses and the implementation of other elements of our business strategy are subject to various risks and uncertainties. Some of these factors are within our control and some are outside our control. These risks and uncertainties include, but are not limited to, the following:

-any acquisition may result in significant expenditures of cash, equity and/or management resources,
-acquired businesses may not perform in accordance with expectations,
-we may encounter difficulties and costs with the integration of the acquired businesses,
-management's attention may be diverted from other aspects of our business,
-we may face unexpected problems entering geographic and product markets in which we have limited or no direct prior experience,
-we may lose key employees of acquired or existing businesses,
-we may incur liabilities and claims arising out of acquired businesses,
-we may be unable to obtain financing, and
-we may incur indebtedness or issue additional units, which could be dilutive to investors of our business

There can be no assurance that attractive acquisition opportunities will be available to us, that we will be able to obtain financing for or otherwise consummate any acquisitions or that any acquisitions which are consummated will prove to be successful. There can be no assurance that we can successfully execute all aspects of our business strategy.

The international potential of our business subjects us to additional business risks that could cause our revenue and profitability to decline.
We currently make our products available in 60 territories internationally and we may increase our international coverage in the future. Although revenues from international sales currently constitutes less than 15% of our overall revenues, this share and exposure to international business risks may increase in the future. The risks associated with our operations outside of the United States include:
•multiple regulatory requirements that are subject to change and that could restrict our ability to manufacture, market or sell our products;
•inflation, recession, fluctuations in foreign currency exchange and interest rates and discriminatory fiscal policies;
•trade protection measures, including increased duties and taxes, and import or export licensing requirements;
•price controls;
•government health promotional programs intended to discourage the use of our products;
•ownership regulations;
•differing local product preferences and product requirements;
•difficulty in establishing, staffing and managing operations;
•differing labor regulations;
•potentially negative consequences from changes in or interpretations of tax laws;
•political and economic instability;
•enforcement of remedies in various jurisdictions;
•changes in foreign medical reimbursement policies and programs; and
•diminished protection of intellectual property in some countries.

These and other risks could have a material adverse effect on our business.

We rely on third parties to provide us with materials and services in connection with the manufacturing and distribution of our products.
Unaffiliated third-party suppliers provide us with materials necessary for commercial production of our products, including certain key raw materials and primary packaging materials (such as bottles). We may be unable to manufacture our products in a timely manner, or at all, if any of our third-party suppliers should cease or interrupt production or otherwise fail to supply us or if the supply agreements are suspended, terminated or otherwise expire without renewal. If these suppliers are not able to supply us with the quantities of materials we need or if these suppliers are not able to provide services in the required time period, this could have a material adverse effect on our business.

We also rely on third-party contract manufacturers for the services required to manufacture our products. If any of our manufacturers experience delays, disruptions, labor shortages, equipment breakdowns, financial problems or other issues, our supply chain could be disrupted. We experienced severe supply chain disruptions in the period August thru November of 2017. Those problems have since been resolved.

We also utilize third parties to distribute our products. If any of our third-party distributors fail to distribute our products in a timely manner, or at all, or if our distribution agreements are suspended, terminated or otherwise expire without renewal, our profitability could be materially adversely affected.

Our ingredients are unique and high quality leading to high costs of goods sold.
If we are unable to secure adequate capital to fund manufacturing and inventory, we will be unable to meet growing demand for our products.

The manufacture of many of our products is a highly exacting and complex process, and if we or one of our suppliers should encounter problems manufacturing products, our business could suffer.
The manufacture of many of our products is a highly exacting and complex process, in part due to strict regulatory requirements. Problems may arise during the manufacturing process for a variety of reasons, including equipment malfunction, failure to follow specific protocols and procedures, problems with raw materials, maintenance of our manufacturing environment, natural disasters, various contagious diseases and process safety issues. If problems arise during the production of a batch of product, that batch of product may have to be discarded. This could, among other things, lead to increased costs, lost revenue, damage to customer relations, time and expenses being spent investigating the cause and, depending on the cause, similar losses with respect to other batches or products. If problems are not discovered before the affected product is released to the market, recall and product liability costs as well as reputation damage may also be incurred. To the extent that we or one of our suppliers experience significant manufacturing problems, this could have a material adverse effect on our business.

We may experience difficulties and delays inherent in the manufacturing and selling of our products.
We may experience difficulties and delays inherent in the manufacturing and selling of our products, such as: (1) seizure or recalls of products or forced closings of manufacturing plants; (2) the failure to obtain, the imposition of limitations on the use of, or loss of, patent, trademark or other intellectual property rights; (3) our failure, or the failure of any of our vendors or suppliers, to comply with current quality control practices and other applicable regulations and quality assurance guidelines that could lead to temporary manufacturing shutdowns, product shortages and delays in product manufacturing; (4) construction delays related to the construction of new facilities or the expansion of existing facilities, including those intended to support future demand for our products; (5) other manufacturing or distribution problems, including changes in manufacturing production sites and limits to manufacturing capability due to regulatory requirements, changes in types of products produced or physical limitations that could impact continuous supply; (6) availability of raw materials; and (7) restrictions associated with the transportation of goods in and out of foreign countries.

Disruption of our global supply chain could materially adversely affect our business.
Our ability to manufacture, distribute and sell products is critical to our success. Damage or disruption to raw material supplies or our manufacturing or distribution capabilities due to weather, natural disaster, fire, terrorism, strikes, various contagious diseases or other reasons could impair our ability to manufacture or sell our products. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, particularly when a product is sourced from a single location, could materially adversely affect our business.

If we fail to increase our production and manufacturing capacity, we will be unable to continue to grow and our ability to produce new products, expand within our existing markets and enter into new markets will be limited.
Growth in demand for our products has increased the utilization of our production and manufacturing facilities, including manufacturing capacity provided by third-party manufacturers and packaging capacity with respect to our products. If we are unable to successfully expand our production and manufacturing capacity, we will be unable to continue our growth and expand within our existing markets or enter into additional geographic markets or new product categories. In addition, failure to successfully expand our production and manufacturing capacity will limit our ability to introduce and distribute new products, including our existing pipeline of innovations and product improvements, or otherwise take advantage of opportunities in new and existing markets. Further, increasing our production and manufacturing facilities requires significant investment and build times. Delays in increasing capacity could also limit our ability to continue our growth and materially adversely affect our business.

The holders of the SAFEs may not have control over when the SAFEs are converted into preferred stock.

The SAFEs will be converted into shares of our preferred stock upon certain circumstances, with no action on the part of the holder. As a result, the SAFEs may be converted at times or under circumstances that are out of the control of the holders. In certain circumstances, such as the sale of the company, an initial public offering or dissolution or bankruptcy, holders may only have a right to receive cash to the extent available, rather than preferred stock or other securities. In addition, if the SAFEs are so converted, the holders will lose any rights and preferences of the SAFEs that are not included in the terms of our preferred stock.We are under no obligation to convert the SAFEs into preferred stock. We may never receive a future equity financing or experience a liquidity event, in which case, the holders could be left holding the SAFEs indefinitely. Unlike convertible notes and other securities convertible into or exchangeable for preferred stock, the SAFEs do not have any “default” provisions permitting the holders to demand repayment. We have the discretion as to whether or not to enter into a transaction that causes the conversion of the SAFEs into preferred stock, and the holders have no right to demand such a conversion. Only in limited circumstances, such as a liquidity or dissolution event, may the holders demand payment and even then, such payment will be limited to the cash available to us to make such payments.

We have substantial debt, which could materially adversely affect our business and our ability to meet our obligations.

We have indebtedness of $500,000 from Freedom Culture LLC due and payable by December 1, 2019.

We also have indebtedness of $200,000 from Freedom Culture LLC owed by March 1, 2020.

We also have indebtedness of $200,000 from Maplewood MHP LLC owed by May 31, 2019.

We also have indebtedness of $200,000 from Gil Oren owed by October 1, 2020.

This amount of debt could have important consequences to us and our investors, including:

- requiring a substantial portion of our cash flow from operations to make interest and principal payments on this debt;
- requiring us to repay the full amount of our debt upon a change of control event;
- making it more difficult to satisfy debt service and other obligations;
- increasing the risk of a future credit ratings downgrade of our debt, which could increase future debt costs;
- increasing our vulnerability to general adverse economic and industry conditions;
- reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow our business;
- limiting our flexibility in planning for, or reacting to, changes in our business and industry;
- placing us at a competitive disadvantage to our competitors that may not be as leveraged with debt as we are; and
- limiting our ability to borrow additional funds as needed or take advantage of business opportunities as they arise, pay cash dividends or repurchase units.

To the extent we become more leveraged, the risks described above could increase. In addition, our actual cash requirements in the future may be greater than expected. Our cash flow from operations may not be sufficient to repay at maturity all of the outstanding debt as it becomes due, and we may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance our debt.

The Company may never receive a future equity financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities in connection with a future equity financing nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

As a startup organization, the company is still very dependent on its co-founders. If anything catastrophic were to happen to the company's founding team, the future of the company may be compromised.

James Schmachtenberger is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Jordan Greenhall is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Mark How is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 95% -- Manufacturing of inventory for the launch of “Qualia Shots”, a new cognition product in a liquid format.

5% -- Wefunder intermediary fee

If we raise: **$500,000**

Use of Proceeds: 95% -- Our 100k raise use of funds, as well as a clinical study of Qualia Mind, our flagship product. 5% -- Wefunder intermediary fee

---

If we raise: **$800,000**

Use of Proceeds: 95% -- Our $500k and $100k use of funds, as well as additional expansion into brick-and-mortar retail channels.

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**,
Investors will receive a number of Units calculated using the method that results in the greater number of **Units**:

(i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (80%) , or
(ii) if the valuation for the company is more than **$45 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

(iii) for investors up to the first **$200,000** of the securities, investors will receive a valuation cap of **$40,000,000** and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

No Voting Rights.
Investors will have no voting rights

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Major Investor Threshold
Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)).

Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive

- units equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:
(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;
(i i) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and
(i i i) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (A) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (B) as contemplated in the definition of Valuation Cap

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units	10,424,959	3,347,156	No
Founders Units	9,575,041	9,575,041	Yes
Series Seed 1 Units	1,200,000	1,200,000	No
Series Seed 2 Units	3,215,335	3,215,335	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	1,164,049

Describe any other rights:

Series Seed units 1, Series Seed units 2, and Preferred units have right to priority of return on capital from any distributions made by the company and a 1X liquidity preference over common units. Upon conversion SAFE holders will receive Preferred Units. Founder units have the same rights and liquidation preferences as common units.

The company sometimes refers to Series Seed 1 Units as Class A units, and Series Seed 2 Units as Class B Units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Freedom Culture LLC
Issue date	12/04/17
Amount	$500,000.00
Outstanding principal plus interest	$500,000.00 as of 02/14/19
Interest rate	15.0% per annum
Maturity date	12/01/19
Current with payments	Yes

Interest paid monthly, so to date only the principal is outstanding. In September of 2018, the Company renegotiated its 2017 Loan agreement with Freedom Culture, LLC. The new agreement extended the repayment period from December of 2018 to December of 2019 and specified that the rate of interest on any amount unpaid as of the maturity date (December 1, 2019) would be 20%.

Loan

Lender	Freedom Culture LLC
Issue date	03/28/18
Amount	$200,000.00
Outstanding principal plus interest	$200,000.00 as of 02/14/19
Interest rate	15.0% per annum
Maturity date	03/01/20
Current with payments	Yes

Loan

Lender	Gil Oren
Issue date	10/09/18
Amount	$200,000.00
Outstanding principal plus interest	$200,000.00 as of 02/14/19
Interest rate	15.0% per annum
Maturity date	10/01/20
Current with payments	Yes

Interest is paid monthly.

Loan

Lender	Maplewood MHP LLC
Issue date	02/13/19
Amount	$200,000.00
Outstanding principal plus interest	$200,000.00 as of 02/14/19
Interest rate	25.0% per annum
Maturity date	05/31/19
Current with payments	Yes

Interest will be paid in monthly installments.

Convertible Note

Issue date	06/16/18
Amount	$525,000.00
Interest rate	6.0% per annum
Discount rate	20.0%
Valuation cap	$40,000,000.00
Maturity date	06/15/20

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2016	Section 4(a)(2)	Preferred stock	$1,820,000	General operations
11/2017	Section 4(a)(2)	SAFE	$50,000	General operations
11/2017	Regulation Crowdfunding	SAFE	$808,454	General operations
6/2018	Section 4(a)(2)	Convertible Note	$525,000	General operations
8/2018	Regulation Crowdfunding	SAFE	$259,714	General operations
8/2018	Regulation D, 506(c)	SAFE	$80,730	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The Company licenses intellectual property to Humanity, Inc., a company that shares common ownership with Neurohacker Collective, LLC. The IP licensing agreement was negotiated on terms considered “arm's length” by the Company.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Founded in 2015, our mission is to create best in class well-being products by employing a unique methodology to research and development based on complex systems science. Rather than overriding regulatory systems with chemicals designed to move a biomarker in a particular direction, this approach focuses on supporting the body's ability to self-regulate.

Our goal is to transform lives for the better by providing material scientific advances in human health and well-being through complex systems science. We began with a focus on psycho-affective products (nootropics) and, with the help of growth capital, plan on developing solutions for healthy aging, sleep and other wellness categories.

Milestones

Neurohacker Collective, LLC was incorporated in the State of Wyoming in December 2015.

Since then, we have:

1. - Generated over $13M in lifetime sales.
2. - Developed a unique complex systems science approach to formulation of supplements.
3. - Increased our share of revenue from subscriptions to 91% (excluding Amazon and wholesale channels).
4. - Established distribution direct-to-consumer in over 50 countries, by Amazon and by a growing list of national retailers including Natural Partners, Pharmaca and Lucky Vitamin.
5. - Successfully raised $1,148,898 from 489 Wefunder investors.

Historical Results of Operations

Our company was organized in December 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $6,624,934 compared to the year ended December 31, 2017, when the Company had revenues of $4,925,699. Our gross margin was 66.12% in fiscal year 2018, compared to 58.50% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $1,320,844, including $287,036 in cash. As of December 31, 2017, the Company had $740,455 in total assets, including $193,043 in cash.
- *Net Loss.* The Company has had net losses of $908,863 and net losses of $2,129,494 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $1,930,864 for the fiscal year ended December 31, 2018 and $1,124,140 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $1,100,000 in debt, $2,060,000 in equity, $525,000 in convertibles, and $1,198,898 in SAFEs. The company may accept an additional $50,000 investment prior to the close of the Wefunder campaign.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to execute our growth strategy and perform operations over the lifetime of the Company. We tentatively plan to raise additional growth capital in 6 months. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Neurohacker Collective, LLC cash in hand is $456,000, as of February 2019. Over the last three months, revenues have averaged $545,000/month, cost of goods sold has averaged $165,000/month, and operational expenses have averaged $445,000/month, for an average burn rate of $65,000 per month. Our intent is to be profitable in 3 months.

Since the end of 2018, our revenues have increased as a result of an increase in renewal revenues from subscribers and an increase in the number of new customers. Expenses for cost of goods, advertising and other operating expenses increased at a lower rate than revenues. Therefore, our operating loss and net loss decreased.

We expect revenues to continue to grow over the next 3-6 months as a result of increased recurring revenues from subscribers, increased advertising expenses and new product launches. We expect expenses, however, to grow at a lower rate than revenues. Therefore, we expect to reduce or eliminate the operating loss and net loss. However, there can be no assurances that actual results will meet our plans and projections since our business is subject to various risks and uncertainties.

We have adequate working capital to fund our current operations, provided that no changes in terms offered by our vendors or other unforeseen events occur.

We intend to use the proceeds from this fund raise for growth initiatives and R&D.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://neurohacker.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Daniel Schmachtenberger
- Hakan Lindskog
- James Schmachtenberger
- Jordan Greenhall
- Mark How
- Shawn Ramer

Appendix E: Supporting Documents

- Neurohacker_LLC_Operating_Agreement.pdf

INVEST IN NEUROHACKER COLLECTIVE

maximum target met

$0

raised of $0 maximum target from 0 investors

Creating meaningful and sustainable upgrades to personal well-being

Founded in 2015, our mission is to create best in class well-being products by employing a unique methodology to research and development based on complex systems science. Rather than overriding regulatory systems with chemicals designed to move a biomarker in a particular direction, this approach focuses on supporting the body's ability to self-regulate.



James Schmachtenberger
Chief Executive Officer
Founded Mankind Cooperative; deep interest in human potential optimization; activist and advocate for human rights and environmental protection


Unlock Your Potential

$ 100 min

REMIND ME

What you are investing in

Future Equity Agreement

~~$45M~~ **$40M** valuation cap

First $200K will invest in a SAFE with a $40M valuation cap and 20% discount.

20.0% discount
$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $40M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$500+
A bottle of any Qualia or Eternus product plus Quadrant poster

$1,000+
A 3-month subscription to any Qualia or Eternus product plus Neurohacker shaker bottle

Why you may want to invest

1. SALES: Over $13M in lifetime sales.
2. SCIENCE: Our complex systems science approach to formulation of supplements is unique.
3. SUBSCRIPTIONS: 91% of our revenue, excluding Amazon and wholesale, is subscription-driven.
4. DISTRIBUTION: Our products are sold direct-to-consumer in over 50 countries, by Amazon and by a growing list of national retailers including Natural Partners, Pharmaca and Lucky Vitamin.
5. GROWTH POTENTIAL: The global nutraceuticals market will grow by 8.8% per year to $578B by 2024.
6. COMMUNITY: Successfully raised $1,148,898 from 489 Wefunder investors.

Our Ambition

Our goal is to transform lives for the better by creating products, resources, and tools to help the mind, brain and body perform at their best. Our solutions empower people to be more productive, creative, and compassionate as they pursue their passions and help others do the same. With the help of growth capital, we plan on developing solutions for anxiety, pain, mood, sleep, healthy aging, metabolic health, fitness performance, immune support, and more.

NHC_2019_Pitch_Deck.pdf

neurohacker.com

Encinitas, CA

$5,000+
A 12-month subscription to any Qualia or Eternus product plus priority access in our Beta test group

$10,000+
A 12-month subscription to any Qualia or Eternus product for you and two friends

$25,000+
Premium Biohacker Kit: Oura Smart Ring, Silver or Black ($299 value) Joovv Solo red light therapy ($1195 value)

$50,000+
Ultimate Biohacker Kit: Joovv Max red light therapy ($2995 value) Vielight Neuro Alpha Brain ($1,749 value)

see less

tech | food | retail | bio tech | health and fitness | lifestyle

Why I Like Neurohacker Collective

> *Neurohacker Collective is that rare organization in the supplement and wellness space that I can wholeheartedly endorse. Their science and medical team is world class, and their products - all based on hardcore research and science - work for the right reasons: by supporting instead of overriding the way the human body is designed to function. I'm an investor in Neurohacker Collective because their formulation expertise sets the bar for what natural health solutions can achieve. They are definitely in this space for the long haul.*



Ben Greenfield

CEO, KION, TRIATHLETE, NEW YORK TIMES BEST SELLING AUTHOR

THE BUZZ ABOUT NEUROHACKER COLLECTIVE

I was attracted to investing in Neurohacker for 3 primary reasons. 1) Their approach to formulation and science are truly cutting edge, in many ways they are revolutionizing the space. 2) The management team and the collective behind it. Prominent scientists, philosophers, business leaders, and doctors across the globe have joined to fuel the work Neurohacker is doing. 3) Lastly the industry, it's expanding and growing in tantalizing ways that make investors like me salivate.



Sunil Bagai
CEO Crowdstaffing, Neurohacker Collective Investor

Now a new generation of entrepreneurs want to hack the brain and the body, improving everyday performance through nutritional supplements called nootropics. Nootropics are designed to heighten productivity, memory, mental function and overall physical energy...Some investors see a big new lifestyle emerging...Southern California-based Neurohacker Collective sells Qualia...

Wall Street Journal Business

The management team at the Neurohacker Collective far exceeds that of most other nootropic blends. Their team is both highly effective in different domains and forward thinking. Between the leadership and scientific expertise, this team is grounded in revolutionary ideas and their methods of operating the business reflect as much.

HuffPost

Developed and sold in the form of proprietary pills, cubes and tinctures by companies such as Neurohacker Collective...nootropics are becoming more popular in Hollywood.

The Hollywood Reporter

Qualia is a premium-priced nootropic with a premium-list of ingredients. With dozens of proven ingredients in its two-step formula, Qualia appears to work as advertised to deliver a wide range of cognitive benefits directly into your brain.

Supplement Police

Is Qualia Revolutionary or Just Another Nootropic?

Within the nootropics world there are at least 2 - 3 new unique smart drugs released every month. Some are run of the mill and others are more sophisticated. Qualia was launched by the Neurohacker Collective in April 2016 and has grown rapidly since

July 31, 2017 @ huffingtonpost.com

How Technology Fatigues The Brain and What We Can Do About It

Qualia...is sort of like insurance for your brain in that it contains nearly all major nootropic herbs, and aims to curb a variety of mental deficiencies.

July 10, 2017 @ collective-evolution.com

This "Smart Drug" Could Hack Your Brain Chemistry to Increase Your Intelligence

In Brief Qualia is a 42 ingredient 'smart drug' designed to provide users with immediate, noticeable uplift of their subjective experience within 20 minutes of taking it, as well as long-term benefits to their neurology and overall physiologic functioning.

April 14, 2017 @ futurism.com

'Nootropics' Startups Seek to Sharpen Mind and Body Via Supplements

Silicon Valley is known for its maverick ethos of hackers producing everything from computers to smart phones to drones. Now a new generation of entrepreneurs wants to hack the brain and the body, improving everyday performance through nutritional

November 28, 2016 @ wsj.com

NeuroHacker Qualia - Top Nootropic For Cognitive Enhancement?

Qualia is a new nootropic supplement created by Neurohacker Collective. Find out if Qualia is the real deal today in our review. Qualia is a nootropic supplement created by the team at Neurohacker Collective. It's sold exclusively online through

August 18, 2016 @ supplementpolice.com

Innovative Science in an Industry With Nearly Unlimited Potential

The Neurohacker Collective aims to provide meaningful scientific advances through a deeper understanding of human biology. We started with supplements for the mind (known as “nootropics”), which is a rapidly growing industry with global sales of $1.35 billion and expected growth to $6.1 billion by 2024. In the creation of our Qualia nootropics product line, we set out to make a supplement radically different than all other nootropics on the market. Many nootropics focus only on short-term effects. Instead of focusing on improving a single aspect such as memory, Qualia addresses long-term brain health and encourages new neuron and synapse development for a stronger brain.

While choosing from hundreds of ingredients that could serve our purpose, we took into account how a set of ingredients, as a whole, would support each physiological outcome we wanted to promote and the cognitive and subjective outcomes we sought to enhance, as well as general effects on the rest of the body.

This careful and laborious formulation process lead to the creation of a nootropic that has unquestionably established itself as the market leader.

With abundant support from some of the world’s most recognized and respected doctors, healthcare practitioners, scientists, health and wellness leaders and our customers, our revenues continue to climb with 91% of product revenue being subscription-driven.

The reason our company has a uniquely explosive value potential is that our complex systems science modeling (which can't be easily replicated by other wellness companies without the brain trust we've assembled) can be applied to a bevy of products. This has us positioned to create best in class supplement products across a variety of health needs in the near future, in an industry estimated to be worth 578 billion dollars within 5 years.

Beyond the space of cognitive function, our newest formula Eternus supports increased cellular energy for healthy aging. Eternus hits the markets this spring.

We are also planning to develop solutions for sleep, anxiety/mood, pain, immune function, fitness performance, hormone balancing, and cardiovascular health.


2016
NUTRACEUTICALS
$272B
NOOTROPICS
$1.35B
NHC
2024
NUTRACEUTICALS
$578B
NOOTROPICS
$6.1B
NHC

$13,000,000+

In Total Sales So Far

Expanding Subscription-Driven Business

Subscription revenues as a share of total direct-to-consumer revenues (excluding Amazon and wholesale)


100.00%
75.00%
50.00%
25.00%
0.00%
2016-2
2016-3
2016-4
2017-1
2017-2
2017-3
2017-4
2018-1
2018-2
2018-3
2018-4

A World-Class Product Development Engine

We are deeply focused on the complex systems modeling necessary to deliver real efficacy at scale in the nutraceutical space, always with the overarching intention to support the human body's natural ability to regulate while working to help increase its capacity.


QUALIA
MIND
CAFFEINE FREE
NEUROHACKER
FOCUS


QUALIA
MIND
NEUROHACKER
COLLECTIVE
QUALIA
FOCUS
NEUROHACKER
COLLECTIVE

Meet Qualia

Radical Cognitive Enhancement

QUALIA FOCUS & QUALIA MIND are premier, research-based nootropics designed to support and maximize brain health. The Qualia nootropics line is the result of thousands of hours of research and development by top scientists in complex-systems modeling, neurobiology, organic chemistry as well as dozens of MDs and PhDs. Qualia nootropics are used by some top personalities in the fields of science, sports, academia, and business including: Jason Silva, Mark Divine, Ben Greenfield, Jamie Wheel, Dr. H. Mcllroy, Dr. J. Becker, Dr. Hyla Cass and more.

Pilot Study Using Qualia Mind Shows Meaningful Positive Results

The results for 23 eligible subjects revealed meaningful improvement in core cognitive areas of reasoning, verbal ability and concentration. After 5 days of taking Qualia Mind, participants saw an average 85.4% increase in scores to measure ability to concentrate/avoid distraction, 37.2% increase in scores for planning skills, 31.1% increase in scores for visual representation, 16.9% increase in scores for verbal reasoning, 13.3% increase in scores for verbal short-term memory, and 10.2% increase in scores for episodic memory. Given that this study did not have a placebo control, we cannot conclusively determine whether or not Qualia Mind is the cause of the increased scores. See additional details on the study here.


Concentration
85.4% Increase
40
30
20
10
0
before
after
19.9%
36.9%
QUALIA MIND PILOT STUDY EVIDENCE
Pilot Study using Cambridge Brain Sciences quantitative tests indicates Qualia Mind improving reasoning, episodic memory, verbal ability and concentration.
For disclaimer, see section on Pilot Study


ETERNUS
SUPPORTS CELL ENERGY FOR BETTER AGING
NEUROHACKER

Introducing Eternus

Cell Energy for Better Aging

If you are like most you will be living longer than any other generation, but will you be thriving in your extra years? Our new product, Eternus, is specifically designed to combat the aging process in the most comprehensive way ever developed from a supplement product. Eternus uniquely upregulates NAD+ and ATP while supporting dozens of other processes and pathways within the body. More cell energy leads to sounder sleep, increased productivity, better workouts, more capacity to handle stress, enhanced cognitive performance, and an overall whole-system upgrade.

Doctors, Scientists, Health, and Fitness Leaders Love Qualia

Our mission and whole systems formulation approach is attracting thought leaders and researchers from leading institutions from around the world from diverse fields — psychology, neurobiology, fitness, wellness, technology, and traditional compounds.



Mark Divine

SEALFIT



Dr. Heather Sandison

North County Natural Medicine



Dr. Scott Barry Kaufman

The Psychology Podcast



Rachelle Brooke Smith

Disruptive Dare



Ben Greenfield

Ben Greenfield Fitness



Mike Bledsoe

Barbell Shrugged



Thadeus Owen

Primal Hacker



Mansal Denton

Nootrapedia.com



Jason Silva

Brain Games/Nat Geo



Michael Mannino

EmbodiedFit



Dr. Dan Stickler

Apeiron Academy



Jesse Elder

Mind Vitamin

I'm so grateful for Qualia. That's helped a ton of my patients as well, so thank you for what you guys are doing.

Dr. Heather Sandison

Our Progress So Far



Website Goes Live and Qualia Launches

April 2016

Q1 2017

THE WALL STREET JOURNAL. Billboard

Mainstream Media Buzz

Increased mainstream media coverage of nootropics; we appear in Wall Street Journal, Hollywood Reporter, Billboard, Huffington Post, and futurism.com



First Celebrity Endorsement

Host of NatGeoTV's "Brain Games" Jason Silva launches a video about the emerging field of neurohacking, and Qualia.

February 2017

Reached 1st $1 Million in Lifetime Company Revenue

March 2017



Qualia Appears in 1st Retail Store

Local eatery EVE Encinitas begins carrying Qualia on their shelves; we create a new smoothie for them, 'The Neurohacker.'

March 2017

Launched on Amazon.com

July 2017



Launched Qualia Mind

March 2018

Launched Cambridge Brain Sciences Pilot

To help our community receive quantitative feedback on their current brain health, we started working with the leading provider of cognitive assessment tools.

April 2018

First month of operating profitability

June 2018

Surpassed $10M in Lifetime Rev + Launched Qualia Focus

September 2018

125K Qualia Sold, New Wholesale Customers

Natural Partners Fullscript and Pharmaca become wholesale customers.

Q1 2019

Neurohacker Collective's Next Steps

We look to provide people with the products, resources, and tools they need to help their whole being — mind, brain, and body — work together in harmony. Our expanding product development team comprised of doctors, neuroscientists, and chemists have identified product opportunities where we can use our unique formulation process to deliver category-defining products to the market for each category. As our company grows and the science evolves we are committed to continuing to develop best in class products to enhance human well-being. Below are images that show what our near-term product development will focus on.


Qualia Mind (stimulant free)
Qualia Focus
Qualia Shots
Neurolipid
Qualia Sports
Sleep
Other Neuro Line Products
2H2018
2019
2020+
Eternus
Other Life Extension / Foundational Health Products
Sports / Performance
Aesthetics
Gender Specific
Condition Specific
Functional Foods


QUALIA
SLEEP
NEUROHACKER
QUALIA
RELAX
NEUROHACKER
QUALIA
PAIN
NEUROHACKER

Our Customers Are Passionate About Us

We've developed our Qualia Nootropics with potent, high-purity, and bioavailable forms of each ingredient and our customers love that.



Erica Lee, Entrepreneur

"The human operating systems needs a radical upgrade...Qualia makes me calm and I make better decisions."



Charmaine Olivia, Artist

"Qualia helps me just start things and not be freaked out by it."


PLAYFUL
Warrior

Mansal Denton, Blogger

"Qualia is most useful for high performance individuals (entrepreneurs, executives, professionals)..."

Hi, I cannot express in words how thankful I am to all of you for creating Qualia. Over the past 20 years, I have tried many supplements, drugs, and various healing modalities and nothing has been as consistently effective and profoundly life-changing as Qualia.

Founder Interviews



James Schmachtenberger
Chief Executive Officer of Neurohacker Collective

James knows the potential of cognitive optimization firsthand. Here, he explains the neurological and physiological struggles he experienced at the dawn of his ambitious career, and the life changing event that sparked his vision for Neurohacker Collective.



Daniel Schmachtenberger
Chief Strategy Officer of Neurohacker Collective

Daniel's understanding of complex systems and whole systems science is distinct from reductive science. Here, he explains the approach we are using to address humanity's most challenging issues of human capacity.



Jordan Greenhall
Executive Chairman of Neurohacker Collective

Jordan has led startups to enormous successes before. Here, he explains why he chose Neurohacker Collective as his next venture, and gives a detailed analysis of the success we've already had, and our collective philosophy for fundraising.

Meet the Founders



James Schmachtenberger

Chief Executive Officer

Founded Mankind Cooperative; deep interest in human potential optimization; activist and advocate for human rights and environmental protection



Daniel Schmachtenberger

Chief Strategy Officer

Social engineer and evolutionary strategist developing technology for advancing human optimization.



Jordan Greenhall

Executive Chair

A serial entrepreneur who co-founded companies Swell, Inc., Game B, and DivX.

AND THE REST OF THE TEAM



Hakan Lindskog

Chief Operating Officer



Mark How

Chief Revenue Officer



Shawn Ramer

Senior Vice President, Product Development



Lauren Alexander

Vice President, Marketing



Gk Parish-Philp

Vice President, Technology



Ben Seeman

Vice President, Wholesale Sales



Justin Schilf

Creative Director



Ben Cote

Director of Community



Dan Stickler, M.D.

Medical Director



Greg Kelly, ND

Lead Product Formulator



Jodi Geigle

Community Experience Manager



Jennifer Norton

Production Manager



Darrell Grable

Director Partner Sales



Michael Ferguson

Senior Data Analytics Engineer



Chase Imbert

Partnership Manager



Derek Samuel Voyticki

Digital Marketing Manager



Abhi Ardagh

Customer Support Agent



Jacquelyn Loera

Executive Assistant



Cassandra Brooks

Executive Assistant



Angie Buchholz

Executive Assistant



Sara Adaes, Ph.D.

Scientific Researcher

Raised $4,883,898From 489+ Investors

Ronald A. Jaeger
Retired in Alaska, strong construction trade background, enjoying Wefunder immensely!

Joshua de Gastyne
• Associate @Trustwork • formerly @Saffron Ventures • Angel investor in 49 startups

Joshua Davis
Digital Marketer

Brian Manley
Well-travelled investor. Dozens of startup investments. Finance background, can help raise additional capital.

Brad Sorensen
Entrepreneur, biz dev consultant, surfer, traveler and enthusiastic new member of the Brazilian Jiu Jitsu community.

Barbara Travis
Board Chair, and co-founding Director of Connecting to Care, a non-profit telehealth network organization that utilizes innovative solutions to improve access to healthcare.

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What is Neurohacker?

NC: Neurohacker is committed to the concept of maximizing a concept called individual human sovereignty. What we mean here by “sovereignty” is the result of three very different kinds of capacities.

The first is perception. This includes things like sight and hearing as well as empathy and emotional sensitivity. The more you can perceive without being overwhelmed, the higher your capacity to experience the world.

The second capacity is “sense-making.” This has to do with your ability to take in perceptions and convert them into meaning - to go from merely sensing the world to making good choices about it. It is one thing, for example, to feel shame. It is another thing entirely to be able to make sense of why you feel shame and how you might best respond to that feeling.

The final capacity is your actual ability to act on your choices. Do you lack the motivation to act? Are you a bull in a china shop expending a huge amount of effort and creating a lot of unintended consequences? Or are you able to move through the world effortlessly, changing what you can and being at peace with what you can’t?

We define individual sovereignty as the combination of these three capacities and we are pioneering a science of sovereignty to improve people’s ability to be in the world. This approach requires that we take a different look at ideas like health and wellbeing that takes into account the full complexity of our minds and our bodies as well as both our social and physical environment.

We started with a nootropic stack because we saw a market need for something that our approach is uniquely positioned to satisfy.

WF: What are the key differences between the traditional healthcare system and the system you're developing?

NC: The science of healthcare that came out of things like gross anatomy, germ theory and chemistry works extremely well for certain kinds of things. If you have a gunshot wound, a measles infection or a headache, this system will serve you extremely well. In other words, if the only thing that stands between you and health is a single cause that is relatively easy to identify, our current health care approach can do a lot to remove that cause and get you back to "normal."

But more and more people are coming to realize that this level of health isn't really the same as "well-being." Conditions like ADHD, OCD, chronic pain, inflammation, brain fog and lack of motivation are rarely the result of one simple cause. Instead, they are the result of a whole complex of causations tied together in a nest of feedback loops. All too often, we engage these complex systems with tools that are not designed to account for all the factors of a problem, which can do more harm than good.

If we are to move beyond traditional healthcare, and into true wellbeing care, then an adequate approach must account for the complexity of the whole system informing our wellbeing status.

Take, as an example, the most common form of diabetes (Type II). This form of diabetes often results from low-quality diet and sedentary lifestyle. When one looks at the population of diabetics, many of the people suffering have had limited ability to make good choices with respect to their personal nutrition and lifestyles. This is actually a problem of sovereignty - people don't have good habits or good information and often are in a social environment that gives them bad models and feedback. Better approaches to preventing or delaying diabetes can emerge by reframing it as a problem of sovereignty, as a complex problem of individuals, in a given system, unable to make good choices. To address this will require a fully realized complex systems science which takes into account all of the different aspects of a given problem. Complex systems science is a way of understanding an entire system by understanding the interrelationship between that system and all other pertinent systems.

The good news is that the human body is remarkably good at not dying. It has a whole bunch of biological and psychological feedbacks that were honed by a long evolutionary timeframe to be very resilient and stay alive. We are not smart enough to design complex systems. But we are learning how to work with those natural complex systems to help them get back into balance. The more we understand the rich wholeness of the human mind/body system, the better we are getting at being able to work with those systems to maintain and even upregulate comprehensive well-being.

Neurohacker Collective's approach is considerate of whole systems, and designs to nourish and harness the complexities and interdependencies nature has baked in to life.

WF: Who are your competitors?

NC: That's a hard question to answer. In most ways, we don't have any competitors because what we're doing is fundamentally different than what everyone else in the associated spaces are doing. People will often look at other nootropic companies like HVMN, TruBrain, or Thrivous as our competitors, but as we're expanding our product portfolio, we've started to move into other arenas. With our upcoming cellular energy products, the primary companies that people might view as competitors are Elysium or TruNiagen.

As we expand the number of product domains that we're moving into our comparisons are moving away from nootropic companies and towards larger nutraceutical companies such as Life Extension, Thorne, or Metagenics. Though there are some great companies in this space it's still hard to think of them as competitors since the basis of our approach is fundamentally different. The unique value of our company lies in our complex systems approach to research and product development, resulting in complex formulas that have the ability to address major challenges with powerful effects in both the short and long term. The scientific approach that we've developed allows us to deliver on almost anything within the spaces of health, wellness, and human optimization, at a level higher than what is currently being done by any other groups that we're aware of.

WF: What is the range of products and services you envision happening under the umbrella of this company?

NC: Our approach to science allows us to understand the regulatory systems of the body and brain in such a way that we can develop powerful solutions for almost any area of health and well-being. Our science isn't limited to particular forms of technology so it's likely that over time we'll begin to work in technologies outside of the nutraceutical category such as wearable tech, diagnostics, molecule development, etc.

For now though we've made the strategic choice to focus on developing products within the nutraceutical domain since we're able to provide powerful solutions to a wide variety of needs and to do so with a lower barrier to entry than would exist with other approaches.

We began with a focus on supporting cognition and a subjective sense of well-being since healthy brain function is critical for being able to make improvements/changes in most other areas.

While we're continuing to do more development in this area we've already started making major strides on developing products in a few other categories. First, we've developed a new cellular energy product called Eternus that's aimed at increasing mitochondrial function, increasing NAD levels, increasing ATP production, etc. This product is scheduled to launch in April 2019. Strategically this was a relevant next category to focus on since increasing the health and functionality of all the cells in the body will help improve health in almost all systems of the body.

Now that Eternus is preparing for launch we've turned our R&D efforts to a liquid nootropic shot as well as a few other products within the cognitive domain. We're also deeply in the process of R&D for supporting sleep, reducing stress/improving mood.

As those progress we've already mapped out several other categories that we'll be focusing on next which include pain, sports medicine/performance, immune function, cardiovascular function, longevity.

WF: Where are you in terms of FDA approval?

NC: Unlike pharmaceutical drugs, the FDA doesn't give approval to, nor has an approval process for products in our space, as we fall into the classification of a nutraceutical or supplement company. The FDA does mandate fairly stringent manufacturing, testing, and quality assurance procedures. For this, we contract GMP (Good Manufacturing Practice) certified contract manufacturers to help ensure that FDA standards are met and where reasonably possible are exceeded.

WF: How do you break through to the skeptics saying supplements are a waste of money?

NC: First, I'd like to say that I think having some skepticism is important. Rather than referring to it as skepticism I think it's useful to think of this in terms of discernment.

Whether we're talking about supplements or any other industry, there's an immense amount of marketing dollars that go into convincing us that we need the products/services being shown. These marketing dollars aren't being used with nuance or discernment to actually help determine whether or not the items being promoted are actually useful to the person or if they're in fact the best option available.

As a result of this it's important that as individuals we become educated enough about the things we're interested in that we can use our discernment in effective ways.

We celebrate people using discernment to decide whether our products or any products are right for them. To this end, we provide as much transparency and education as can. Unlike most company's in our domain, we don't do proprietary formulas. For each of our products we list exactly which ingredients we're using, in which forms and the exact dosing. Beyond that we have dozens of pages of content on our website that speaks in depth regarding the ingredients we're using, what research is behind them and why we chose to formulate with these particular ingredients.

I think that education is one of the keys ways to overcome skepticism. Beyond providing education to our customers we also do extensive research into both the safety and effectiveness of our products.

Over the years we've done a number of research projects to show both qualitatively and quantitatively what impact our products are able to produce. Most recently we completed a pilot study with Cambridge Brain Sciences to measure cognitive function before and after taking Qualia Mind. Though this was a small study with only 23 participants and the results are preliminary, they're still incredibly promising and exciting. In total we tested 12 aspects of cognitive function and saw substantial lifts. Because of the number of participants involved, some of the tests have too high of a margin of error to be counted as statistically significant but there were 6 areas we saw major lifts, combined with very low margins of error. These included concentration, verbal reasoning and planning.

WF: What experts or influencers do you have who can attest that your products are better than others on the market?

NC: We focused heavily in the beginning of the company on getting researchers, scientists, physicians and influencers familiar with our products and approach. As a result we have an incredibly long list of endorsers, supporters, advisors. Here's a small portion of the industry experts and influencers that currently recommend our products:

• Dr. Daniel Stickler

• Dr. Hyla Cass

• Jason Silva

• Andrew Huberman, PH.D

• Zachary Stein, Ed.D

• Scott Barry Kaufman, PH.D

• Dr. Rishi Khatri

• Lindsay Briner

• Jon Wilkins, Ph.D.

• Dr. Heather Sandison

• Forrest Landry

• Diego Espinosa

• Andrew Hill, PH.D

• Dr. Jeffrey Becker

• Dr. Nafysa Parpia

• Dr. Kat Toups

• Elias Ladopoulos

• Dan Pardi

• Mark Divine

• Ben Greenfield

• Mike Bledsoe

• Thadeus Owen

• Mansal Denton

• Michael Mannino

WF: What are your products?

NC: Currently our products fall into 2 major categories (though other categories are already in the works with significant progress made). The 2 categories we've developed products in already are improving cognitive function and supporting cellular energy and metabolism. The cellular energy domain is often thought of in terms of longevity and improvements in health-span (the portion of your life where you're healthy and thriving). Our longevity line launches in April so with it not being available yet I'll focus most of this answer on our cognition line, called *Qualia*.

With Qualia, we crafted the formulation by first doing an exhaustive search of the vast clinical data that exists around the psycho-neuropharmacological effects of many different potential ingredients. We then plugged that data into our models of how and why the mind/body interface generates both changes in objective state (like growing neurons) and changes in subjective experience (like increased motivation). We then iterated back and forth between trial formulations and tests until we had a "gold" formula that we were ready to share.

For an example of how this process worked, consider adrenal response. This is a part of the biological system that is designed to help us respond to stressors in our environment (like being chased by a lion). Over the past fifteen thousand years, we have come a long way from the savannah, and our modern environment is full of stressors (traffic, televisions, deadlines, bosses, budgets) that combine to put our mind and body under chronic stress conditions. As a result, many of us have been pushing ourselves into hyper-adrenal response, leaving us neurotic (easily triggered into a fight or flight response) or in malaise (unable to respond at all). The basic machinery of our adrenal system has been bent out of shape. There are a number of nutrients that have been shown to help bring the adrenal system back into balance which we've included in Qualia, not only factoring the benefit of these ingredients in isolation but also factoring for the synergistic properties of how they'll interact with each other and different systems within your body.

Broadly, one portion of our ingredients has been selected to address things like detoxification (particularly of the brain), anti-inflammation, antioxidants, and cellular membrane repair. For a lot of people, taking them is like drinking a glass of water when they've been in the desert for a week. Another portion of ingredients has to do with boosting the function of your basic neurochemical system. These include things like choline and acetyl donors that are metabolized in the brain to produce acetylcholine, a neurotransmitter associated with a number of cognitive functions and Huperzine A which has been shown to support learning, memory, neuroplasticity and executive function. A third focuses on neurogenesis (actually building more neurons) and neuroplasticity. A fourth on upregulating energy and metabolism in the brain. And another that is focused on improving blood flow through the brain. The sixth and final major focus was on improving cell structure integrity (e.g., supporting myelin sheaths and mitochondrial membrane structures).

The net result is an excellent general-purpose stack that meaningfully addresses the entire body/brain system to improve holistic cognitive performance and subjective experience.

Since originally launching Qualia we've created multiple iterations to offer solutions for people at different price points and different levels of sensitivity.

WF: What are people's experience with your product?

NC:

Given the comprehensive nature of what our products are intended to support, the effects that people experience are quite broad.

Some of the most common effects that people report as they start taking any of the Qualia products is increased ability to concentrate, increased sense of motivation combined with an increased sense of overall capacity. Commonly people will report increases in emotional resilience which is basically the ability to be less effected by your circumstances and/or to bounce back more quickly if a stressor throws you off.

Most people report increases in their energy levels, their ability to recall words more rapidly as well as the total amount of complexity they can hold at a given time.

These are all effects that we hear users report on almost immediately after taking our products. As people take the products for longer (at least a few weeks) we also start to hear about increases in memory, decreases in overall stress and increases in people's overall sense of happiness and wellbeing.

WF: Who are you targeting with this product?

NC:

Our initial customer base was predominantly the most educated and early adopters within the nootropic space. We targeted the bio-hacking community very heavily, as well as the academic and scientific communities around cognition, neuroscience, and human optimization. We've done a pretty good job at locking in our market position in those areas. Since then, we've begun to expand and we're seeing interest from a lot of groups.

There are a lot of athletes interested in our product because they track and notice what's causing improvements for them more than the average person. They'll see dramatic increases in their exercise capacity as a result of our product. We also see a lot of people from the startup tech and finance communities. People, who in order to do their jobs, must have sharp cognitive functions and operate at a quick level for extended hours. Then, we a lot of single mothers, who have far more to do than is reasonable and need the additional support.

There have been challenges in transitioning brand positions, because the hacker concept is something that only subsets of people really understand or are attracted to. With that, when we transitioned to Mind, we elevated Qualia from being a product to being a product line. So now, all of the products that we develop in the psycho-neuro space will produce real-time subject effect in cognition, sleep, pain, mood, etc. We're beginning to elevate the Qualia Mind line as a more prominent brand that people can understand.

WF: How did you get interested in this problem?

NC: I've been interested in increasing the quality of life on the planet for as far back as I can remember. I started my career in education, running a vocational college that taught programs in alternative health and alternative education. The work I got to do at that school with people had huge impacts on their lives as well as the lives of the people they served.

Working with individuals and classrooms was personally very fulfilling but I always felt compelled to work in ways that could impact more total people. During my time running the college I began to learn about and self-experiment with ways of increasing capacity, quality of life and overall well-being. I ended up getting the opportunity to do an IV therapy in Mexico that had a profound impact on life. In the course of just a few days of doing this treatment, my cognitive function increased dramatically, my sense of happiness and motivation increased, my overall outlook on life improved and my sense of empathy increased substantially.

In that moment, getting to recognize how profound of an impact the right kinds of chemistry could have no people, I realized that this was the path by which I could support the largest number of people. I started thinking about what kinds of problems we could solve for individuals and the world if we could figure out how to provide meaningful upgrades in an accessible fashion.

This is where the idea for Neurohacker was originally born. I wanted to figure out if we could develop solutions that would allow people to become more intelligent, more capable, more motivated and more empathetic; so that people would be motivated to use their increased intelligence and capacity to improve their own quality of life but also, through stimulating empathy, choose to apply their capacities to improve the lives of those around them.

This concept is what eventually became Qualia. In the process of developing Qualia, and particularly in the process of developing a scientific model that could solve for a challenge as large and complex as this one, it also became clear that we could use this same scientific approach to improve quality of life across any aspect of physical/psycho-emotional health. Now that we've become a more established company we're getting the opportunity to apply our scientific model to numerous other health challenges and I'm excited to see the results as we're able to bring additional products/solutions to market.

WF: When did the company launch and what's happened since then?

NC: The company was formally founded in December of 2015 (though we began research and development in 2014). That was when we secured the first round of funding and issued operating documents. We spent the next six months putting together our final formulation, signing up and testing manufacturers, finalizing the brand and launching the e-commerce website. We first started selling Qualia online in April 2016 and very rapidly proved the product had a place in the market. After about three months, we had shown that customer acquisition costs and cost of goods sold were low enough to make us profitable at adequate revenue scale. Since then, we've sold over 125k Qualia and completed 2 successful Regulation Crowdfunding campaigns along with private financing rounds. In addition to seeing significant success with Qualia sales we've created formulas in a number of other categories. We're launching our longevity product, Eternus in April 2019 and are actively in development on products focused on improving sleep and reducing stress/improving mood.

WF: What are your margins?

NC: Our gross margin, which is the margin after cost of goods and distribution expense, rose significantly in 2018. It was 58% in 2017 and improved to 66% in 2018. This positive development was a result of higher production volumes, better purchasing processes and better deals with ingredient suppliers and contract manufacturers.

Another margin that we focus on is the margin after all cost of goods, advertising and marketing expenses. It's often referred to as profit contribution since it's the contribution generated by sales and marketing operations to pay for R&D, staff and other overhead expenses. This metric also developed favorably in 2018. It was 20% in 2017 and rose to 33% in 2018. It was a result of increasing subscription revenues and more effective advertising.

The final margin that we use is the operating margin, which is the profit or loss after overhead and staff expenses. In 2017, it was negative 40%. In 2018, most of the loss was eliminated and the operating margin improved to less than negative 10%. It was a result of growing revenues combined with restraint in spending on advertising and overhead.

Going forward, we believe that our sales and profit contribution will grow at a faster rate than our overhead and staff expenses (this is a result of operating leverage). We have a steady team employing solid processes for operations, advertising and product development. As our sales volume grows, our existing team will need only limited reinforcements. If we are successful in executing this strategy, we will eventually reach breakeven and operating profitability.

WF: How do you reach potential customers?

NC: We have three primary channels for customer acquisition. One is direct marketing, the second is organic, and the third is what we call channel partners. Organic is ostensibly free, though we have to create content and find people who care. About 20% of our traffic comes in organically. With direct marketing, the work horse right now is Facebook, but we also play with Google, Twitter, Instagram and Pinterest and we've built a robust email marketing program. We usually buy media where we have control over what the content is, and we manage it on a PPC or a CPA basis.

Channel partners are people or groups who have established an audience that is likely to be interested in what we are about. We work with our channel partners to tell our story in a way that connects with their community and brand. They bring in about 25-30% of our customers. We only work with people who have high resonance with our long-term vision and have high brand integrity. We do a revenue share with our channel partners which operates on a tiered basis, based on how much revenue they help generate.

Back in 2017, we began opening up wholesale channels at a preliminary testing level. When we first opened up wholesale, the majority of our wholesale clients were actually medical practices such as doctors, psychiatrists, naturopaths, etc. that were carrying our products in their offices. In Q4 of last year, we started investing to build robust wholesale distribution and we have had significant traction. We now have distribution with Natural Partners FullScript, a major distributor to medical practitioners, and with online sales channels such as Lucky Vitamin, eVitamins and Pharmaca. We are in negotiations with several brick-and-mortar retail chains, particularly natural retailers. Then, a key piece of our growth strategy going forward is to branch out to more mainstream retailers.

WF: What are your estimates for LTV?

NC: About 85% of Qualia Mind customers choose to subscribe. On average, a subscriber purchases about 4 units. Lifetime net revenue per Qualia Mind customer in direct-to-consumer channels (excl. Amazon) is therefore about $320. LTV varies depending on the acquisition channel and it varies by month and by product.

WF: What does revenue look like?

NC: We did about $4.9M in total revenue in 2017 and $6.6M in 2018. The growth was driven by more subscribers, new product launches, strong growth on Amazon and international sales. This year, our objective is to grow revenues at a faster rate, which is one reason why we are raising growth capital. Much of our planned growth is anticipated to come from new product launches.